SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   September 26, 2002

NEXT LEVEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27877	99-3342408

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6085 State Farm Drive, Rohnert Park, California 94928

(Address of principal executive offices) (Zip Code)

(787) 584-6820

(Registrants’ telephone number, including area code)

N/A

(former name or former address, if changed since last report)

ITEM 5. Other Events.
ITEM 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EXHIBIT 99.5

ITEM 5. Other Events.

     On September 26, 2002, Next Level Communications, Inc. (the “Company”) and Motorola, Inc. (“Motorola”) entered into a Securities Purchase Agreement whereby Motorola purchased 236,559 shares of the Series A-1 Redeemable Convertible Preferred Stock of the Company (“Series A-1 Preferred”) at a per share purchase price of $93.00, for a total purchase price of approximately $22 million. The total purchase price consisted of (i) the cancellation of $12 million under the Credit Agreement (Multi-Draw Term Loan Facility), dated as of May 16, 2001 between the Company and Motorola, as amended, and (ii) cash in the amount of $10 million. Each share of Series A-1 Preferred is initially convertible into 100 shares of the Company’s common stock; is entitled to cumulative dividends at an annual rate of 7.5%, payable in cash or additional shares of Series A-1 Preferred; and is entitled to a liquidation preference of $232.50 per share in the event of insolvency or dissolution of the Company, in the event of certain change in control, merger or consolidation events and in the event of sales or transfers of a material portion of the Company’s assets outside the ordinary course of business. Motorola has waived its right to receive the liquidation preference in the event of a change of control or sale of a material portion of the Company’s assets if such event occurs prior to April 1, 2003. Holders of a majority of the Series A-1 Preferred may require the Company to redeem the Series A-1 Preferred on or after June 25, 2007 at a per share redemption price of $111.60. Holders of Series A-1 Preferred may vote their shares together with holders of Common Stock on an as-converted to common stock basis, and certain material actions require the consent of holders of a majority of the Series A-1 Preferred. In connection with the issuance of the Series A-1 Preferred, the Company granted Motorola a warrant to purchase 5,913,978 shares of the Company’s common stock which is currently exercisable with an exercise price of $0.93 per share and a warrant to purchase 220,000 shares of the Company’s common stock which is exercisable after September 26, 2007 with an exercise price of $2.00 per share. The warrants expire on September 25, 2007 and September 25, 2012, respectively.

ITEM 7. Financial Statements and Exhibits.

     (c)     The following exhibits are filed as part of this Report:

99.1	Securities Purchase Agreement, dated as of September 26, 2002, between Next Level Communications, Inc. and Motorola, Inc.

99.2	Amendment No. 1, dated as of September 26, 2002 to Registration Rights Agreement, dated as of June 25, 2002, between Next Level Communications, Inc. and Motorola, Inc.

99.3	Form of Warrant A-1 003.

99.4	Form of Warrant A-1 004.

99.5	Certificate of Increase of Shares Designated as Series A-1 Convertible Preferred Stock, dated as of September 26, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 1, 2002

NEXT LEVEL COMMUNICATIONS, INC.

By:	/s/ Keith A. Zar

Keith A. Zar Senior Vice President, General Counsel, Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibits

     The following exhibits are filed as part of this Report:

99.1	Securities Purchase Agreement, dated as of September 26, 2002, between Next Level Communications, Inc. and Motorola, Inc.

99.2	Amendment No. 1, dated as of September 26, 2002, to Registration Rights Agreement, dated as of June 25, 2002, between Next Level Communications, Inc. and Motorola, Inc.

99.3	Form of Warrant A-1 003.

99.4	Form of Warrant A-1 004.

99.5	Certificate of Increase of Shares Designated as Series A-1 Convertible Preferred Stock, dated as of September 26, 2002.